Effective September 21, 2009, the
companys share classification changed to no par value registered shares.

Exhibit A to Deposit Agreement

No. ________________
AMERICAN DEPOSITARY
SHARES
(Each American Depositary Share
represents  one (1) deposited
Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY BEARER SHARES,
NO PAR VALUE
OF
BAYER AKTIENGESELLSCHAFT
(A STOCK CORPORATION
ORGANIZED UNDER THE LAWS OF
THE FEDERAL REPUBLIC OF
GERMANY)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that                                  , or
registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES

representing deposited ordinary bearer
shares (herein called Shares) of Bayer
Aktiengesellschaft, a stock corporation
organized and existing under the laws of the Federal Republic of Germany (herein called the Company). At the date hereof, each American Depositary Share represents one
(1) Share which is either deposited or
subject to deposit under the deposit
agreement at the Frankfurt\Main offices of Dresdner Bank AG (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
            This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon
the terms and conditions set forth in the
Amended and Restated Deposit Agreement
dated as of December 28, 2007 (herein
called the Deposit Agreement), by and
among the Company, the Depositary, and all
Owners and holders from time to time of
American Depositary Shares issued
thereunder, each of whom by accepting
American Depositary Shares agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and holders of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
            The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made. Capitalized terms not defined
herein shall have the meanings set forth in
the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF DEPOSITED
SECURITIES.
            Upon surrender at the
Corporate Trust Office of the Depositary of
this Receipt, and upon payment of the fee of
the Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the amount of such whole number of
Deposited Securities at the time represented
by the American Depositary Shares for
which this Receipt is issued, together with a
new Receipt evidencing any fractional
Deposited Securities.  Delivery of such
Deposited Securities may be made by the
delivery (a)(i) to an account designated by
such Owner with Clearstream, of the Shares
and the other Deposited Securities that are
eligible for deposit with Clearstream, and
(ii) at the office of the Custodian, of any
Deposited Securities that are not eligible for
deposit with Clearstream and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt to such Owner or as ordered by him.
Such delivery will be made at the option of
the Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.  Notwithstanding any other provision
of the Deposit Agreement or this Receipt,
the surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.  The
Depositary shall not accept for surrender a
Receipt evidencing American Depositary
Shares representing a fractional interest in
one Share or one other Deposited Security.
In the case of the surrender of a Receipt
evidencing any number of American
Depositary Shares representing other than a
whole number of Shares or other Deposited
Securities, the Depositary shall deliver the
appropriate whole number of Shares or other
Deposited Securities in accordance with
Section 2.5 of the Deposit Agreement and
shall execute and deliver to the person
surrendering such Receipt a new Receipt
evidencing the whole number of American
Depositary Shares representing any
remaining fractional interest.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
            The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt, the delivery of any
distribution in respect thereof or the
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt,
may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental authority, body or
commission or any meeting of the
shareholders of the Company, or under any
provision of the Deposit Agreement or this
Receipt, or the Articles of Association
(Satzung) of the Company or for any other
reason, subject to Article (22) hereof.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act, unless a
registration statement is in effect as to such
Shares.  The Depositary will comply with
the written instructions of the Company not
to accept for deposit under this Deposit
Agreement any Shares identified in such
instructions and under such circumstances as
may reasonably be specified in such
instructions in order to facilitate the
Companys compliance with United States
securities laws.
4.	LIABILITY OF OWNER FOR
TAXES.
            If any tax or other
governmental charge shall become payable
with respect to any Receipt or any Deposited
Securities represented hereby, such tax or
other governmental charge shall be payable
by the Owner hereof to the Depositary.  The
Depositary may refuse, and the Company
shall be under no obligation, to effect any
transfer of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
            Every person depositing
Shares under the Deposit Agreement shall
be deemed thereby to represent and warrant
that (i) such Shares and each certificate
therefor, if applicable, are free and clear of
any lien, encumbrance, security interest,
charge, mortgage, pledge or restriction on
transfer, (ii) such Shares have been validly
issued, fully paid, nonassessable and free of
any pre-emptive rights of the holders of
outstanding Shares, (iii) that the person
making such deposit is duly authorized so to
do, and (iv) the deposit of such Shares and
the sale of Receipts evidencing American
Depositary Shares representing such Shares
by that person are not restricted under the
Securities Act of 1933.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
            Any person presenting Shares
for deposit or any Owner or holder of a
Receipt may be required from time to time
to file with the Depositary or the Custodian
such proof of citizenship or residence,
exchange control approval, or such
information relating to the registration on
the books of the Company, if applicable, or
payment of all taxes, duties and other
governmental charges, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper.
The Depositary may, and shall if reasonably
requested by the Company, withhold the
delivery or registration of transfer of any
Receipt or the distribution of any dividend
or sale or distribution of rights or of the
proceeds thereof or the delivery of any
Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  If requested in writing by
the Company, the Depositary shall provide
the Company in a timely manner with copies
of any such proofs and certificates and such
written representations and warranties that it
receives.  No Share shall be accepted for
deposit unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by any
governmental body in Germany which is
then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), or by Owners, as
applicable:  (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally applicable to transfers of Shares to
or from the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit Agree-
ment, (4) such expenses as are incurred by
the Depositary in the conversion of Foreign
Currency pursuant to Section 4.5, (5) a fee
of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for
the execution and delivery of Receipts
pursuant to Section 2.3, 4.3 or 4.4 of the
Deposit Agreement and the surrender of
Receipts pursuant to Section 2.5 or 6.2 of
the Deposit Agreement, (6) a fee of $.02 or
less per American Depositary Share (or
portion thereof) for any cash distribution
made pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Owners, (8) in addition to any fee charged
under clause 6, a fee of $.02 or less per
American Depositary Share (or portion
thereof) per annum for depositary services,
which will be payable as provided in clause
9 below and (9) any other charges payable
by the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be collected at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to
Section 2.9 of the Deposit Agreement, may
own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of shares
pursuant to Section 2.2 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the
Pre-Releasee) that the Pre-Releasee, or its
customer, (i) owns the shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably  appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a
case-by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or
Receipts upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
hereunder).
            The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.
9.	TITLE TO RECEIPTS.
            It is a condition of this
Receipt and every successive holder and
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer (including signature guarantees in
accordance with standard industry practice),
is transferable by delivery with the same
effect as in the case of a negotiable
instrument; provided, however, that the
Company and the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
all purposes, including but not limited to the
purpose of determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under this Deposit
Agreement to any holder of a Receipt unless
such holder is the Owner thereof.
10.	VALIDITY OF RECEIPT.
            This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose, unless this Receipt shall have been
executed by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual or
facsimile signature of a duly authorized
signatory of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g3-2(b) under the Securities
Exchange Act of 1934.
      Such reports and communications
will be available for inspection and copying
on the Companys public Internet website.
            The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office any
reports and communications, including any
proxy soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulation of the
Commission applicable to the Company.
            The Depositary shall keep
books at its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
            Whenever the Custodian or
the Depositary shall receive any cash
dividend or other cash distribution on any
Deposited Securities, the Depositary shall, if
at the time of receipt thereof any amounts
received in a foreign currency can in the
judgment of the Depositary be converted on
a reasonable basis into United States dollars
transferable to the United States, and subject
to the Deposit Agreement, convert such
dividend or distribution, if applicable, into
Dollars and shall distribute, as promptly as
practicable, the amount thus received (net of
the fees and expenses of the Depositary as
provided in the Deposit Agreement, if
applicable) to the Owners of Receipts
entitled thereto, provided, however, that in
the event that the Company or the
Depositary shall be required to withhold and
does withhold from such cash dividend or
such other cash distribution in respect of any
Deposited Securities an amount on account
of taxes or other governmental charges, the
amount distributed to the Owners of the
Receipts evidencing American Depositary
Shares representing such Deposited
Securities shall be reduced accordingly.  The
Depositary shall distribute only such
amount, however, as can be distributed
without attributing to any owner a fraction
of one cent.  Any such fractional amounts
shall be rounded to the nearest whole cent
and so distributed to Owners entitled
thereto.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall as
promptly as practicable after Consultation
with the Company, cause the securities or
property received by it to be distributed to
the Owners of Receipts entitled thereto, after
deduction or upon payment of any fees and
expenses of the Depositary or any taxes or
other governmental charges, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if the
Company shall so direct or if in the
reasonable opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may, following
Consultation with the Company, adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash;
provided that any unsold balance of such
securities or property shall be distributed by
the Depositary to the Owners entitled
thereto, if such distribution is feasible
without withholding for or on account of
any taxes or other governmental charges and
without registration under the Securities Act
of 1933, in accordance with such equitable
and practicable method as the Depositary
may have adopted;  provided, further, that
no distribution to Owners pursuant to
Section 4.2 of the Deposit Agreement shall
be unreasonably delayed by any action of
the Depositary or the Custodian.  To the
extent such property, or the net proceeds
thereof, is not effectively distributed to
Owners as provided herein, the same shall
constitute Deposited Securities and each
American Depositary Share shall thereafter
also represent its proportionate interest in
such property or net proceeds.
            If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution, subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary shall sell
the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
Notwithstanding the foregoing, if for any
reason (including any requirement that the
Company, the Custodian or the Depositary
withhold an amount on account for taxes or
other governmental charges or that such
Shares must be registered under the
Securities Act of 1933 in order to be
distributed to Owners) the Depositary, after
Consultation with the Company, determines
that a distribution in Shares is not feasible or
may not be legally made to some or all
Owners, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including the sale (either public
or private, at such place or places and upon
such terms as it may deem reasonably
proper) of the Shares thus received or any
part thereof and, in such case, the net
proceeds of any such sale shall be
distributed by the Depositary to the Owners
entitled thereto as in the case of a
distribution in cash.  No distribution to
Owners pursuant to Section 4.3 of the
Deposit Agreement shall be unreasonably
delayed by any action of the Depositary or
the Custodian.
            The Depositary agrees to
forward to the Company such information
from its records as the Company may
reasonably request to enable the Company to
file necessary reports with governmental
authorities or agencies, and the Depositary,
the Custodian or the Company may file such
reports as are necessary to obtain benefits
under the applicable tax treaties for the
Owners.
            In the event that the
Depositary determines that any distribution
in property (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes or
charges and the Depositary shall distribute
the net proceeds of any such sale after
deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
            The Depositary or the
Custodian will take all practicable
administrative actions necessary to obtain
tax refunds and reduce German withholding
taxes on dividends and other distributions on
the Deposited Securities.
13.	CONVERSION OF FOREIGN
CURRENCY.
            Whenever the Depositary or
the Custodian shall receive Foreign
Currency, by way of dividends or other
distributions or the net proceeds from the
sale of securities, property or rights, and if at
the time of the receipt thereof the Foreign
Currency so received can in the judgment of
the Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such Foreign
Currency into Dollars, and such Dollars
shall be distributed to the Owners entitled
thereto or, if the Depositary shall have
distributed any warrants or other instruments
which entitle the holders thereof to such
Dollars, then to the holders of such warrants
and/or instruments upon surrender thereof
for cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred
by the Depositary as provided in Section 5.9
of the Deposit Agreement.
            If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary shall file
such application for approval or license, if
any, as it may deem desirable; provided,
however, that if such application involves or
is made on behalf of the Company, the
Depositary shall provide the Company a
reasonable opportunity to review and
comment on such application before it is
filed.
            If at any time the Depositary
shall determine following Consultation with
the Company, that in its judgment any
Foreign Currency received by the
Depositary or the Custodian is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the Foreign Currency (or an appropriate
document evidencing the right to receive
such Foreign Currency) received by the
Depositary to, or in its discretion may hold
such Foreign Currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
            If any such conversion of
Foreign Currency, in whole or in part,
cannot be effected for distribution to some
of the Owners entitled thereto, the
Depositary may in its discretion make such
conversion and distribution in Dollars to the
extent permissible to the Owners entitled
thereto and may distribute the balance of the
Foreign Currency received by the
Depositary to, or hold such balance
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled thereto.
14.	RIGHTS.
            In the event that the
Company shall offer or cause to be offered
to the holders of any Deposited Securities
any rights to subscribe for additional Shares
or any rights of any other nature, the
Depositary shall have discretion following
Consultation with the Company as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines, following
Consultation with the Company,  that it is
lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate, or employ such other methods
as it may deem feasible in order to facilitate
the exercise, sale or transfer of rights by
such Owners or the sale or resale of
Securities obtainable upon exercise of such
rights by such Owners.
            In circumstances in which
rights would otherwise not be distributed, if
an Owner of Receipts requests the
distribution of warrants or other instruments
in order to exercise the rights allocable to
the American Depositary Shares of such
Owner under the Deposit Agreement, the
Depositary will make such rights available
to such Owner upon written notice from the
Company to the Depositary that (a) the
Company has elected in its sole discretion to
permit such rights to be exercised and (b)
such Owner has executed such documents as
the Company has determined in its sole
discretion are required under applicable law.
            If the Depositary has
distributed warrants or other instruments for
rights to all or certain Owners, then upon
instruction from such an Owner pursuant to
such warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation and
transfer under such laws.
            If the Depositary determines
in its discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
            The Depositary will not offer
rights to Owners unless both the rights and
the securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of the Securities Act; provided
that nothing in the Deposit Agreement shall
create, or shall be construed to create, any
obligation on the part of the Company to file
a registration statement or to endeavor to
have a registration statement declared
effective.  If an Owner of Receipts requests
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under such the Securities Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from U.S. counsel for the Company, which
counsel shall be reasonably satisfactory to
the Depositary, upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
            The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
            Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever for any reason the
Depositary causes a change in the number of
Shares that are represented by each
American Depositary Share, or whenever
the Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, or whenever the
Depositary finds it necessary or convenient,
the Depositary shall fix a record date, which
date shall, to the extent practicable, be the
same date as the date set for holders of
shares, if any, and if different, be as close
thereto as reasonably practicable (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.  Subject to the provisions of
Sections 4.1 through 4.5 of the Deposit
Agreement and to the other terms and
conditions of the Deposit Agreement, the
Owners on such record date will be entitled,
as the case may be, to receive the amount
distributable by the Depositary with respect
to such dividend or other distribution or
such rights or the net proceeds of sale
thereof in proportion to the number of
American Depositary Shares held by them
respectively and to give voting instructions
and to act in respect of any other such
matter.
16.	VOTING OF DEPOSITED
SECURITIES.
            Upon receipt of notice from
the Company of any meeting of holders of
Shares or other Deposited Securities, the
Depositary shall mail to the Owners of
Receipts a notice, the form of which notice
shall be in the sole discretion of the
Depositary, which shall contain (a) such
information as is contained in such notice of
meeting, (b) a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of German law
and of the Articles of Association (Satzung)
of the Company, to instruct the Depositary
as to the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given, including an
express indication that such instructions may
be given or deemed given in accordance
with the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated to the Company. Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed
the Depositary to give a discretionary proxy
to a person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities, provided,
that no such instruction shall be given with
respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of
Shares.
            The Depositary will endeavor
to ensure that on any date on which it votes
or causes to be voted Deposited Securities
pursuant to Section 4.7 of the Deposit
Agreement, it will have on deposit under the
Deposit Agreement the number of Deposited
Securities with respect to which it has
received voting instructions from the Owner.
In the event that, on any such date the
number of Deposited Securities on deposit
under the Deposit Agreement is less than the
number of Deposited Securities with respect
to which the Depositary has received voting
instructions, the Depositary shall vote or
cause to be voted such Deposited Securities
in accordance with such instructions
adjusting the number of Deposited
Securities voted on a pro rata basis.
            There can be no assurance
that Owners generally or any Owner in
particular will receive the notice described
in the preceding paragraph sufficiently prior
to the Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
            In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
if any, the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
holder of any Receipt, if by reason of any
provision of any present or future law or
regulation of the United States or any other
country, or of any governmental or
regulatory authority or stock exchange, or
by reason of any provision, present or
future, of the Articles of Association of the
Company, or by reason of any provision of
any Securities issued or distributed by the
Company, or any Offering or distribution
thereof or by reason of any act of God or
war or other circumstances beyond its
control, the Depositary or the Company
shall be prevented, delayed or forbidden
from, or be subject to any civil or criminal
penalty on account of, doing or performing
any act or thing which by the terms of the
Deposit Agreement or Deposited Securities
it is provided shall be done or performed;
nor shall the Depositary or the Company
incur any liability to any Owner or holder of
a Receipt by reason of any non-performance
or delay, caused as aforesaid, in the
performance of any act or thing which by
the terms of the Deposit Agreement it is
provided shall or may be done or performed,
or by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it
in good faith to be competent to give such
advice or information.  Neither the
Depositary nor the Company shall be liable
for relying upon any written notice, request,
direction or other document believed by it to
be genuine and to have been signed or
presented by the proper party or parties.
The Depositary shall not be liable for any
acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with any matter arising
wholly after the removal or resignation of
the Depositary, provided that in connection
with the issue out of which such potential
liability arises the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities, or for the
manner in which any such vote is cast or the
effect of any such vote, provided that any
such action or nonaction is in good faith.
The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or reasonable expense (including,
but not limited to, the reasonable fees and
expenses of counsel) which may arise out of
any registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement and
of the Receipts, as the same may be
amended, modified or supplemented from
time to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence or bad faith of either of them, or
(ii) by the Company or any of its directors,
employees, agents and affiliates.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
            The Depositary may at any
time resign as Depositary under the Deposit
Agreement written notice of its election so
to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 60 days prior written notice
of such removal, which shall become
effective upon the later to occur of the (i)
60th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
reasonable discretion determines that it is in
the best interest of the Owners of Receipts to
do so, it may appoint substitute or additional
custodian or custodians.
20.	AMENDMENT.
            The form of the Receipts and
any provisions of the Deposit Agreement
may at any time and from time to time be
amended without the consent of the Owners
by agreement between the Company and the
Depositary without the consent of Owners
and holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
            The Depositary shall at any
time at the direction of the Company
terminate the Deposit Agreement by mailing
notice of such termination to the Owners of
all Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 60 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except for its
obligations to the Company under Section
5.8 of the Deposit Agreement.  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
            Notwithstanding anything in
the Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F-6
Registration Statement, as amended from
time to time, under the Securities Act.
23.	SUBMISSION TO JURISDICTION;
APPOINTMENT OF AGENT FOR
SERVICE OF PROCESS.
            The Company hereby
(i) irrevocably designates and Bayer
Corporation, with its offices on the date
hereof at 100 Bayer Road, Pittsburgh,
Pennsylvania 15205-9741, Attn: General
Counsel, as the Companys authorized agent
upon which process may be served in any
suit or proceeding arising out of or based
upon the Deposit Agreement or the
transactions contemplated therein, (ii)
consents and submits to the nonexclusive
jurisdiction of any state or federal court in
the County of New York in which any such
suit or proceeding may be instituted, and
(iii) agrees that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
The Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.  The
Company further agrees to take any and all
action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or this
Agreement remains in force.  In the event
the Company fails to continue such
designation and appointment in full force
and effect, the Company hereby waives
personal service of process upon it and
consents that any such service of process
may be made by certified or registered mail,
return receipt requested, directed to the
Company at its address last specified for
notices hereunder, and service so made shall
be deemed completed five (5) days after the
same shall have been so mailed.
24.	COMPLIANCE WITH LAW.
      Each Owner agrees that such Owner
is bound by and subject to the Articles of
Association (Satzung) of the Company as if
such Owner were a holder of Shares, and
each Owner agrees to comply with all
applicable provisions of German law and the
Articles of Association (Satzung) of the
Company with regard to notification to the
Company of such Owners interest in Shares
(including those Shares represented by
American Depositary Shares), including any
provision requiring such Owner to disclose
within a prescribed period of time an interest
in Shares amounting to, exceeding or falling
below 5%, 10%, 25%, 50% and 75% of such
Shares outstanding or such other percentage
as may be required from time to time
pursuant to any provision of German law or
otherwise. Each such Owner required to
provide the notification described above
may deliver such notification to the
Depositary for forwarding to the Company.
The Depositary agrees to forward to the
Company, as soon as practicable, any such
notifications received by the Depositary
from any Owner. Notwithstanding the
foregoing, any notification by a Owner to be
made under Section 3.4 of the Deposit
Agreement shall only be deemed to be
effected and provided to the Company at the
time when the Company has received such
notification.
      Each Owner acknowledges that
failure by such Owner to provide on a timely
basis any such required notification of such
Owners interest in Shares may result in the
loss of certain rights in respect of such
Owners American Depositary Shares
including, without limitation, voting rights
and the right to receive dividends, or other
payments in respect of the Shares
represented by such American Depositary
Shares.
25.	DISCLOSURE OF
BENEFICIAL OWNERSHIP
OF RECEIPTS.
      The Company and the Depositary
may from time to time request Owners or
former Owners to provide information as to
the capacity in which they hold or held
Receipts and regarding the identity of any
other persons then or previously interested
in such Receipts and various other matters.
Each such Owner agrees to provide any such
information reasonably requested by the
Company or the Depositary pursuant to
Section 3.5 of the Deposit Agreement and
such agreement shall survive any disposition
of such Owners interest in Shares or
Receipts.  The Depositary agrees to use its
reasonable efforts to comply with written
instructions received from the Company
requesting that the Depositary forward any
such requests to such Owners and to the last
known address, if any, of such former
Owners and to forward to the Company any
responses to such requests received by the
Depositary, and to use its reasonable efforts,
at the Companys request, to assist the
Company in obtaining such information
with respect to the American Depositary
Shares, provided that nothing herein shall be
interpreted as obligating the Depositary to
provide or obtain any such information not
provided to the Depositary by such Owners
or former Owners.
26.	UNCERTIFICATED
AMERICAN DEPOSITARY
SHARES; DIRECT
REGISTRATION SYSTEM.
      Notwithstanding anything to the
contrary in the Deposit Agreement:
      (a)	American Depositary Shares
may be certificated securities evidenced by
Receipts or uncertificated securities.  The
form of Receipt annexed as Exhibit A to the
Deposit Agreement describes the terms and
conditions of, and will be the prospectus
required under the Securities Act of 1933
for, both certificated and uncertificated
American Depositary Shares.  Except for
those provisions of the Deposit Agreement
that by their nature do not apply to
uncertificated American Depositary Shares,
all the provisions of the Deposit Agreement
shall apply, mutatis mutandis, to
uncertificated American Depositary Shares
as well as to certificated American
Depositary Shares, and to Owners and
holders of uncertificated American
Depositary Shares as well as to Owners and
holders of Receipts.
      (b)	(i)	The term deliver, or
its noun form, when used with respect to
Receipts, shall mean (A) book-entry transfer
of American Depositary Shares to an
account at The Depository Trust Company,
or its successor (DTC), designated by the
person entitled to such delivery, evidencing
American Depositary Shares registered in
the name requested by that person,  (B)
registration of American Depositary Shares
not evidenced by a Receipt on the books of
the Depositary in the name requested by the
person entitled to such delivery and  mailing
to that person of a statement confirming that
registration or (C) if requested by the person
entitled to such delivery, delivery at the
Corporate Trust Office of the Depositary to
the person entitled to such delivery of one or
more Receipts.
       	(ii)	The term surrender,
when used with respect to Receipts, shall
mean (A) one or more book-entry transfers
of American Depositary Shares to the DTC
account of the Depositary, (B) delivery to
the Depositary at its Corporate Trust Office
of an instruction to surrender American
Depositary Shares not evidenced by a
Receipt  or (C) surrender to the Depositary
at its Corporate Trust Office of one or more
Receipts evidencing American Depositary
Shares.
      (c)	American Depositary Shares
not evidenced by Receipts shall be
transferable as uncertificated registered
securities under the laws of the State of New
York.
      (d)	The Depositary shall have a
duty to register a transfer in the case of
uncertificated American Depositary Shares,
upon receipt from the Owner of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in subsection (f) below).  The
Depositary, upon surrender of a Receipt for
the purpose of exchanging for uncertificated
American Depositary Shares, shall cancel
that Receipt and send the Owner a statement
confirming that the Owner is the owner of
the same number of uncertificated American
Depositary Shares that the surrendered
Receipt evidenced. The Depositary, upon
receipt of a proper instruction (including, for
the avoidance of doubt, instructions through
DRS and Profile as provided in subsection
(f) below) from the Owner of uncertificated
American Depositary Shares for the purpose
of exchanging for certificated American
Depositary Shares, shall execute and deliver
to the Owner a Receipt evidencing the same
number of certificated American Depositary
Shares.
      (e)	Upon satisfaction of the
conditions for replacement of a Receipt that
is mutilated, lost, destroyed or stolen, the
Depositary shall deliver to the Owner the
American Depositary Shares evidenced by
that Receipt in uncertificated form unless
otherwise requested by the Owner.
      (f)	(i)  The parties to the Deposit
Agreement acknowledge that the Direct
Registration System (DRS) and Profile
Modification System (Profile) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.
DRS is the system administered by DTC
pursuant to which the Depositary may
register the ownership of uncertificated
American Depositary Shares, which
ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary
Shares, to direct the Depositary to register a transfer of those American Depositary
Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
      	(ii)  In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the
parties to the Deposit Agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner
(notwithstanding any requirements under the
Uniform Commercial Code).  For the
avoidance of doubt, the provisions of
Sections 5.3 and 5.8 of that Agreement shall apply to the matters arising from the use of the DRS. The parties to the Deposit
Agreement agree that the Depositarys
reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.